EXHIBIT 5

                  (Opinion of Pitney, Hardin, Kipp & Szuch LLP)

                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945

                                                           June 27, 2001

American Home Products Corporation
Five Giralda Farms
Madison, New Jersey 07940

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") by American Home Products Corporation (the "Company") relating to the registration under the Securities Act of 1933, as amended (the "Act") of six hundred thousand shares of common stock of the Company, $0.33-1/3 par value per share (the "Shares") issuable pursuant to the American Home Products Corporation Union Savings Plan (the "Plan").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

     Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, the Shares, when and as issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            PITNEY, HARDIN, KIPP & SZUCH LLP